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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 17, 1999 relating to the financial statements of Template Software, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Changes In and Disagreements with Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


McLean, Virginia
August 24, 2000